Exhibit 99.1

Air Lease Corporation Announces Second Quarter 2015 Results

Los Angeles, California, August 6, 2015 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the three and six months ended June 30, 2015. Items of note included:

•                   Diluted EPS increased 21% to $0.70 for the three months ended June 30, 2015 as compared to $0.58 for the three months ended June 30, 2014.

•                   Revenues increased 19% to $305 million for the three months ended June 30, 2015 as compared to $256 million for the three months ended June 30, 2014.

•                   Income before taxes increased 23% to $118 million for the three months ended June 30, 2015 as compared to $96 million for the three months ended June 30, 2014.

•                   Recorded our highest quarterly pretax profit margin to date which was 39% for the three months ended June 30, 2015 as compared to a pretax profit margin of 37% for the three months ended June 30, 2014.

•                   Recorded $457 million in proceeds from the sale of 14 aircraft resulting in a gain of $16 million for the three months ended June 30, 2015.

•                   Completed an amendment to our Syndicated Unsecured Revolving Credit Facility increasing the capacity by $350 million to $2.7 billion and extending the final maturity to May 2019 with an interest rate of LIBOR plus 1.25%.

•                   Our Board of Directors declared a quarterly cash dividend of $0.04 per share on our outstanding common stock. The dividend will be paid on October 6, 2015 to holders of record of our common stock as of September 10, 2015.

The following table summarizes the results for the three and six months ended June 30, 2015 and 2014 (in thousands, except share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ change	% change	2015	2014	$ change	% change
Revenues	$304,702	$256,325	$48,377	18.9%	$583,017	$502,610	$80,407	16.0%
Income before taxes	$118,164	$95,680	$22,484	23.5%	$148,138	$190,389	$(42,251)	(22.2%)
Net income	$76,118	$62,037	$14,081	22.7%	$95,450	$123,434	$(27,984)	(22.7%)
Diluted EPS	$0.70	$0.58	$0.12	20.7%	$0.89	$1.15	$(0.26)	(22.6%)
Adjusted income before taxes(1)	$118,164	$95,680	$22,484	23.5%	$220,138	$190,389	$29,749	15.6%
Adjusted diluted EPS(1)	$0.70	$0.58	$0.12	20.7%	$1.31	$1.15	$0.16	13.9%

(1)          Adjusted income before taxes and adjusted diluted earnings per share have been adjusted to exclude the effects of a one-time, non-recurring litigation settlement expense of $72.0 million during the six months ended June 30, 2015. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted income before taxes and adjusted diluted EPS.

“ALC generated a 39% pretax profit margin during the second quarter, its highest since inception.  This strong result reflects the growing earnings stream from our diversified customer base, our healthy lease yields, sales proceeds and our investment grade capital structure.  Global passenger demand has continued to grow at 6.3% through the first half of the year, which continues to provide a positive environment for airline performance.  Demand for modern, fuel efficient jets remains robust and provides a solid underpinning of aircraft values,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“We had our largest quarter of aircraft deliveries to date at $1.3 billion of aircraft and also increased the sales of aircraft to $457 million due to continued strength in the secondary markets. Low fuel prices have prompted more early inquiries from our airline customers about lease extensions on current generation aircraft. The lease rate factor on our overall portfolio remains healthy and consistent,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of June 30, 2015, we owned 223 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 84 airlines in 47 countries. During the quarter ended June 30, 2015, we took delivery of 18 aircraft from our order book. In addition, we sold 14 aircraft from our operating lease portfolio and transferred four aircraft to flight equipment held for sale during the quarter ended June 30, 2015. We added five aircraft to our managed fleet portfolio ending the quarter with 24 aircraft managed for third parties as of June 30, 2015.

Below are portfolio metrics of our fleet as of June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Owned fleet	223	213
Managed fleet	24	17
Weighted-average fleet age(1)	3.4 years	3.5 years
Weighted-average remaining lease term(1)	7.5 years	7.3 years
Aggregate fleet net book value	$10.1 billion	$9.0 billion

(1) Weighted-average fleet age and remaining lease term calculated based on net book value of ALC’s owned fleet.

The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Region	% of Net Book Value	% of Net Book Value
Asia	42.2%	42.9%
Europe	30.8%	33.0%
The Middle East and Africa	10.1%	5.6%
Central America, South America and Mexico	8.8%	8.7%
Pacific, Australia, New Zealand	4.3%	5.2%
U.S. and Canada	3.8%	4.6%
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of June 30, 2015 and December 31, 2014:

	June 30, 2015		December 31, 2014
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	68	30.5%	64	30.0%
Airbus A330-200/300	21	9.4%	21	9.8%
Boeing 737-700/800	73	32.8%	69	32.4%
Boeing 767-300ER	1	0.4%	1	0.5%
Boeing 777-200/300ER	16	7.1%	10	4.7%
Embraer E175/190	26	11.7%	30	14.1%
ATR 42/72-600	18	8.1%	18	8.5%
Total	223	100.0%	213	100.0%

Debt Financing Activities

We ended the second quarter of 2015 with total debt, net of discounts and issuance costs, of $7.2 billion as compared to $6.6 billion as of December 31, 2014.  Total debt was comprised of $6.4 billion of unsecured debt, representing 87% of our debt portfolio as of June 30, 2015 from 82% as of December 31, 2014.  In addition, our fixed rate debt increased to 77% as of June 30, 2015 from 75% as of December 31, 2014.

During the quarter, the Company completed an amendment to its Syndicated Unsecured Revolving Credit Facility increasing the capacity to $2.7 billion and extending the availability period to May 2019. We ended the quarter with $2.5 billion in liquidity and a debt to equity ratio of 2.5:1.

The Company’s debt financing was comprised of the following at June 30, 2015 and December 31, 2014 (dollars in thousands):

	June 30, 2015	December 31, 2014
Unsecured
Senior notes	$5,177,769	$4,579,194
Revolving credit facilities	695,000	569,000
Term financings	285,802	196,146
Convertible senior notes	200,000	200,000
Total unsecured debt financing	6,358,571	5,544,340
Secured
Term financings	520,853	636,411
Warehouse facility	374,595	484,513
Export credit financing	61,557	64,884
Total secured debt financing	957,005	1,185,808

Total debt financing	7,315,576	6,730,148
Less: Debt discounts and issuance costs(1)	(95,116)	(99,390)
Debt financing, net of discounts and issuance costs(1)	$7,220,460	$6,630,758
Selected interest rates and ratios:
Composite interest rate(2)	3.61%	3.64%
Composite interest rate on fixed-rate debt(2)	4.17%	4.22%
Percentage of total debt at fixed-rate	77.12%	75.26%

(1) Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability. This change has been applied retrospectively.

(2)This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on August 6, 2015 at 4:30 PM Eastern Time to discuss the Company’s financial results for the second quarter of 2015.

Investors can participate in the conference call by dialing (877) 280-2126 domestic or (678) 562-4234 international. The passcode for the call is 60908790.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on August 6, 2015 until 11:59 PM ET August 13, 2015. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 60908790.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Vice President
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                   our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                   our inability to sell aircraft on favorable terms;

•                   our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                   our inability to obtain refinancing prior to the time our debt matures;

•                   impaired financial condition and liquidity of our lessees;

•                   deterioration of economic conditions in the commercial aviation industry generally;

•                   increased maintenance, operating or other expenses or changes in the timing thereof;

•                   changes in the regulatory environment;

•                   potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                   the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$162,989	$282,819
Restricted cash	8,533	7,469
Flight equipment subject to operating leases	11,082,068	9,832,421
Less accumulated depreciation	(1,012,674)	(878,617)
	10,069,394	8,953,804
Deposits on flight equipment purchases	1,024,945	1,144,603
Other assets	400,345	302,485
Total assets	$11,666,206	$10,691,180
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$362,250	$190,952
Debt financing, net of discounts and issuance costs(1)	7,220,460	6,630,758
Security deposits and maintenance reserves on flight equipment leases	763,765	698,172
Rentals received in advance	81,815	75,877
Deferred tax liability	376,055	323,359
Total liabilities	$8,804,345	$7,919,118
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,580,955 and 102,392,208 shares at June 30, 2015 and December 31, 2014, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,218,034	2,215,479
Retained earnings	642,817	555,573
Total shareholders’ equity	$2,861,861	$2,772,062
Total liabilities and shareholders’ equity	$11,666,206	$10,691,180

(1) Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability. This change has been applied retrospectively.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)

Revenues
Rental of flight equipment	$286,761	$242,538	$556,017	$472,929
Aircraft sales, trading and other	17,941	13,787	27,000	29,681
Total revenues	304,702	256,325	583,017	502,610
Expenses
Interest	58,148	47,335	113,551	91,693
Amortization of debt discounts and issuance costs	7,681	6,989	15,363	13,479
Interest expense	65,829	54,324	128,914	105,172
Depreciation of flight equipment	98,402	81,475	189,414	159,617
Settlement	—	—	72,000	—
Selling, general and administrative	17,729	19,906	36,827	39,092
Stock-based compensation	4,578	4,940	7,724	8,340
Total expenses	186,538	160,645	434,879	312,221
Income before taxes	118,164	95,680	148,138	190,389
Income tax expense	(42,046)	(33,643)	(52,688)	(66,955)
Net income	$76,118	$62,037	$95,450	$123,434

Net income per share of Class A and B common stock
Basic	$0.74	$0.61	$0.93	$1.21
Diluted	$0.70	$0.58	$0.89	$1.15

Other financial data
Adjusted income before taxes(1)	$118,164	$95,680	$220,138	$190,389
Adjusted diluted earnings per share(1)	$0.70	$0.58	$1.31	$1.15

(1)          Adjusted income before taxes (defined as income before taxes before settlement expense), adjusted diluted earnings per share (defined as net income before settlement expense and tax effect divided by the weighted average diluted common shares outstanding) adjusted net income (defined as net income before settlement expense and tax effect) and adjusted net income plus assumed conversions (defined as net income before settlement expense and tax effect after assumed conversion of convertible senior notes) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to income before taxes, earnings per share, diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the one-time impact of settlement expense in the first quarter of 2015 from our operating results.  Adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

adjusted net income plus assumed conversions, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions may differ from the adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted income before taxes (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of net income to adjusted income before taxes:	(unaudited)		(unaudited)

Net income	$76,118	$62,037	$95,450	$123,434
Income tax expense	42,046	33,643	52,688	66,955
Settlement	—	—	72,000	—
Adjusted income before taxes	$118,164	$95,680	$220,138	$190,389

The following table shows the reconciliation of net income to adjusted diluted earnings per share (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of net income to adjusted diluted earnings per share:	(unaudited)		(unaudited)
Net income	$76,118	$62,037	$95,450	$123,434
Settlement	—	—	72,000	—
Tax effect	—	—	(25,608)	—
Adjusted net income	$76,118	$62,037	$141,842	$123,434
Assumed conversion of convertible senior notes	1,446	1,447	2,877	2,880
Adjusted net income plus assumed conversions	$77,564	$63,484	$144,719	$126,314
Weighted-average diluted shares outstanding	110,737,844	110,056,625	110,645,314	109,967,199
Adjusted diluted earnings per share	$0.70	$0.58	$1.31	$1.15

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2015	2014
	(unaudited)
Operating Activities
Net income	$95,450	$123,434
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	189,414	159,617
Settlement	36,000	—
Stock-based compensation	7,724	8,340
Deferred taxes	52,696	66,955
Amortization of discounts and debt issuance costs	15,363	13,479
Gain on aircraft sales, trading and other activity	(23,987)	(27,735)
Changes in operating assets and liabilities:
Other assets	21,124	15,492
Accrued interest and other payables	2,331	13,759
Rentals received in advance	5,938	4,125
Net cash provided by operating activities	402,053	377,466
Investing Activities
Acquisition of flight equipment under operating lease	(1,336,979)	(728,702)
Payments for deposits on flight equipment purchases	(362,578)	(315,555)
Proceeds from aircraft sales, trading and other activity	517,880	201,772
Deposits from aircraft held for sale	151,109	—
Acquisition of furnishings, equipment and other assets	(129,472)	(107,795)
Net cash used in investing activities	(1,160,040)	(950,280)
Financing Activities
Issuance of common stock upon exercise of options	40	756
Cash dividends paid	(8,198)	(6,113)
Tax withholdings on stock-based compensation	(5,302)	(2,049)
Net change in unsecured revolving facilities	126,000	181,000
Proceeds from debt financings	712,134	540,635
Payments in reduction of debt financings	(260,812)	(296,149)
Net change in restricted cash	(1,064)	72,922
Debt issuance costs	(3,223)	(4,324)
Security deposits and maintenance reserve receipts	90,936	77,975
Security deposits and maintenance reserve disbursements	(12,354)	(17,565)
Net cash provided by financing activities	638,157	547,088
Net decrease in cash	(119,830)	(25,726)
Cash and cash equivalents at beginning of period	282,819	270,173
Cash and cash equivalents at end of period	$162,989	$244,447
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $20,702 and $21,225 at June 30, 2015 and 2014, respectively	$121,767	$96,828
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$664,128	$314,794
Cash dividends declared, not yet paid	$4,103	$3,059